UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report  (Date of Earliest Event Reported):  June 25, 2007


                        N-VIRO INTERNATIONAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


     Delaware                         0-21802                   34-1741211
(State or Other Jurisdiction of  (Commission File Number)     (IRS Employer
Incorporation or Organization)                               Identification No.)


     3450 W. Central Avenue, Suite 328
     Toledo, Ohio                                             43606
  (Address of principal executive offices)                  (Zip Code)

      Registrant's telephone number, including area code:    (419) 535-6374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

       __________________________________________________________________

ITEM  8.01      OTHER  EVENTS

On June 25, 2007, N-Viro International Corporation (the "Company") received a favorable ruling from an arbitrator regarding a Demand for Arbitration filed in June 2005 by J. Patrick Nicholson, the Company's former Chief Executive Officer and Chairman of the Board. Mr. Nicholson filed a Demand for Arbitration based on a claimed breach of a Consulting Agreement dated August 28, 2003 with the Company. In July 2005, the Company terminated for cause his Consulting Agreement. Mr. Nicholson was being paid an aggregate of over $92,000 per year under the Agreement, exclusive of any other payouts earnable. In November 2005, Mr. Nicholson filed an amended Demand for Arbitration. A hearing on the matter was held with an Arbitrator between January and April, 2007.

The Arbitrator has ruled the Company was legally justified in its termination for cause of Mr. Nicholson's Consulting Agreement, in addition to not being liable for any additional payouts that could have been earnable by him under the Agreement. The Arbitrator specifically held that, "Based on the record in this matter the undersigned holds that [N-Viro's] Board of Directors acted in good faith with respect to its action to terminate the 2003 Consulting Agreement under the "menacing" provisions of Paragraph 18.02." All claims made by Mr. Nicholson under the matter were then dismissed with prejudice in their entirety by the Arbitrator. The Arbitrator also elected not to award legal fees to either party in the matter.



                                    SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         N-VIRO INTERNATIONAL CORPORATION

Dated:          June 28, 2007            By:       /s/  James K. McHugh
                -----------------                  ----------------------
                                                   James K. McHugh
                                                   Chief Financial Officer